EXHIBIT 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES CLOSING OF
PUBLIC OFFERING OF 18,500,000 SHARES OF COMMON STOCK

VERO BEACH, Florida – August 7, 2025 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) today announced that it has closed an underwritten public offering of 18,500,000 shares of its common stock for total estimated gross proceeds of approximately $302,475,000 (or approximately $347,846,250 if the option to purchase additional shares is exercised in full). ARMOUR has granted the underwriters a 30-day option to purchase up to 2,775,000 additional shares of its common stock. Settlement of the offering occurred on August 7, 2025.

Goldman Sachs & Co. LLC is acting as sole bookrunner for the offering and BUCKLER Securities LLC is acting as co-manager for the offering. The Company intends to use the net proceeds of the offering to acquire additional mortgage-backed securities and other mortgage-related assets in accordance with our objectives and strategies described in our SEC filings.

A registration statement relating to the offered securities has been filed with the Securities and Exchange Commission (the “SEC”) and became effective automatically upon filing. The offering is being made by means of a prospectus supplement and an accompanying base prospectus. Before investing in the offering, prospective investors should read the final prospectus supplement and the accompanying base prospectus and other documents ARMOUR has filed with the SEC for more complete information about the Company and the offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov. Copies may also be obtained by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, Telephone: (866)471-2526 or via email: prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Dividends paid in excess of current tax earnings and profits for the year will generally not be taxable to common stockholders. Actual dividends are determined at the discretion of the Company’s Board of Directors, which may consider additional factors including the Company’s results of operations, cash flows, financial condition and capital requirements as well as current market conditions, expected opportunities and other relevant factors.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.
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ARMOUR Announces Closing of Public Offering of 18,500,000 Shares of Common Stock

August 7, 2025
The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:
Gordon M. Harper
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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